UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Effective on January 8, 2007 Searchlight Minerals Corp. (the “Company”) exercised its option to acquire all of the outstanding shares of Transylvania International, Inc. (“TI”), a wholly-owned subsidiary of Verde River Iron Company LLC. (“VRIC”) in accordance with the terms of a previously announced Option Agreement with Verde River Iron Company, LLC (“VRIC”) dated November 22, 2006. Completion of the acquisition is subject to the terms and conditions of the Option Agreement including receipt by the Company of the financial statements required under applicable securities rules, the consummation of the acquisition in accordance with applicable tax laws and the Company’s ability to obtain additional financing to fund the acquisition. On January 15, 2007, the parties mutually extended the closing date from January 15, 2007 to February 15, 2007.

If completed, the acquisition will provide the Company with a 100% ownership of the property underlying the Company’s Clarkdale Slag Project subject to, among other things, payment of a royalty consisting of 2.5% of the Net Smelter Returns (as defined in the Option Agreement), on any and all proceeds of production from the Clarkdale Slag Project. The Company presently has a joint venture with VRIC pursuant to which the Company can earn up to a 50% interest in the Clarkdale Slag Project. The Company is seeking to recover precious and base metals through the reprocessing of slag material from a slag pile located in Clarkdale, Arizona. Additional details of the Option Agreement were provided in a Current Report on Form 8-K filing with the Securities and Exchange Commission on November 28, 2006.

ITEM 7.01 REGULATION FD DISCLOSURE.

The disclosure under the heading Item 1.01 is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Notice of Exercise of Option

99.1	Press Release dated January 9, 2007 announcing exercise of option

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: January 16, 2007	By:	/s/ Carl S. Ager
CARL S. AGER
Secretary and Treasurer